Exhibit 99.1

Unify Corporation
2101 Arena Blvd.
Sacramento, CA 95834
916-928-6400
www.unify.com

FOR IMMEDIATE RELEASE

Contact:

Deb Thornton

(916) 928-6379
deb@unify.com

Unify Corporation Reports First Quarter 2004 Results

First Quarter Revenues Increase 25 Percent Year Over Year; License Revenues Up 66 Percent

SACRAMENTO, Calif., – August 26, 2003 – Unify Corporation (OTC BB: UNFY), a leading provider of business application platform solutions, today announced financial results for the first quarter of fiscal 2004 ended July 31, 2003.

Total revenues in the first quarter were $3.3 million, a 25 percent increase, compared to total revenues of $2.6 million for the first quarter of fiscal 2003.

GAAP net loss for the first quarter was $144,000, or $(0.01) loss per basic share, compared to a net loss of $285,000, or $(0.01) loss per basic share, in the same period of the prior year.   Non-GAAP net income was $280,000, or $0.01 per diluted share, compared to a net loss of $371,000, or $(0.02) loss per diluted share, in the first quarter of fiscal 2003.  Non-GAAP net income excludes severance charges, write-down of the Company’s investments in other assets and other special charges or recoveries.  First quarter gross margin was 88 percent, compared to 89 percent in the first quarter of fiscal 2003.

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):

	Quarter Ended	Quarter Ended
	July 31, 2003	July 31, 2002

GAAP Net Loss	$(144,000)	$(285,000)

Adjustments :
Severance Charges	200,000
Write-down of Investments in Other Assets	175,000	20,000
Special Charges (Recoveries)	49,000	(106,000)

Non-GAAP Net Income (Loss)	$280,000	$(371,000)

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“We are pleased with our significant year over year revenue growth,” said Todd Wille, president and CEO of Unify.  “This quarter we saw a 66 percent increase in software licenses revenue compared to Q1 of last year, which we believe is representative of our increased sales and marketing focus.  Unify NXJ continued to gain traction with new customers, as NXJ offers the most efficient and cost-effective product solution available for delivering Java-based Web applications.  We are excited about the momentum we’re seeing from Unify NXJ and our plans, including hiring additional sales reps, for driving license revenue growth in North America this fiscal year.”

The Company ended the first quarter with $2.5 million in cash and cash equivalents, compared to $3 million at the end of the fourth quarter and $2.8 million at the end of the first quarter of fiscal 2003.  Stockholders’ equity at the end of the first quarter was $1.5 million, compared with $1.5 million at the end of the fourth quarter and $971,000 at the end of the first quarter of fiscal 2003.

During the first quarter, Unify:

•                  Added several new customers including Century Rayon, Documentum, McCann-Erickson, Perot Systems Corp., Sacramento Technology Group and the University of Mississippi.

•                  Earned repeat business from existing customers including Business Console Limited, Celebrity Software, CITRA, GEAC Computers Int., Global Turnkey Systems, Inc., National Australian Bank, The Medstat Group, and Triple G System Group, Inc.

•                  Closed nine Unify NXJ deals.

•                  Entered into a strategic partnership with the JBoss Group.

•                  Hired Jim Kanir as the new vice president of worldwide sales and marketing and Clive Radford as the Director of Sales for the UK.

•                  Aligned the Company to invest additional resources in sales and marketing.

Business Outlook

For the fiscal year ending April 30, 2004, the Company expects revenues to grow 10 to 20 percent from the previous fiscal year.

Conference Call

Unify will hold its quarterly conference call, open to all interested parties, on Aug. 26, 2003, beginning at 2 p.m. Pacific Time.  Listeners should dial 800-231-5571 prior to the start of the conference call.  The conference call will also be Webcast.  Online listeners should visit www.unify.com/investors prior to the start of the call for login information.  A replay of the conference call will be available until Sept. 5, 2003 by dialing 877-519-4471 and entering the pass code 4097573.

About Unify Corporation

Unify Corporation (OTCBB: UNFY) is a global provider of software product solutions that helps companies deliver robust and reliable Web and business applications in less time, at a lower cost and with significantly reduced maintenance.  More than 2,000 organizations around the world use Unify solutions to deliver applications that enhance revenue opportunities, improve operational effectiveness, and enrich customer relationships. Unify’s customers include AT&T, Boeing, Credit Lyonnais, Citigroup Inc., Fannie Mae, Fuji Electric Co. Ltd, GlaxoSmithKline, Heineken, Sescoi, Triple G Systems Group and Wells Fargo.  Founded in 1980, Unify is

headquartered in Sacramento, Calif., and has offices in the UK and France, in addition to a worldwide network of distributors. Further information is available at www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and other variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings” or from the SEC at www.sec.gov.

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UNIFY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31,	April 30,
	2003	2003

Assets
Current assets:
Cash and cash equivalents	$2,479	$3,030
Accounts receivable, net	2,206	2,504
Prepaid expense & other current assets	248	290
Total current assets	4,933	5,824

Property and equipment, net	320	345
Other investments	217	392
Other assets	118	114
Total assets	$5,588	$6,675

Liabilities and Stockholders’ Equity
Current liabilities:
Account payable	$351	$556
Current portion of long term debt	140	200
Other accrued liabilities	615	822
Accrued compensation and related expenses	566	652
Deferred revenue	2,443	2,936
Total current liabilities	4,115	5,166

Commitments and contingencies

Stockholders’ equity:
Common stock	21	21
Paid in capital	59,414	59,339
Note receivable from stockholder	(60)	(60)
Accumulated other comprehensive loss	(10)	(43)
Accumulated deficit	(57,892)	(57,748)
Total stockholders’ equity	1,473	1,509
Total liabilities and stockholders’ equity	$5,588	$6,675

UNIFY CORPORATION

 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2003	2002

Revenues:
Software Licenses	$1,836	$1,105
Services	1,465	1,533
Total revenues	3,301	2,638

Cost of Revenues:
Software licenses	86	68
Services	320	234
Total cost of revenues	406	302

Gross margin	2,895	2,336

Operating Expenses:
Product development	1,007	1,126
Selling, general and administrative	1,804	1,571
Write-down of other investments	175	20
Special charges (recovery)	49	(106)
Total operating expenses	3,035	2,611

Loss from operations	(140)	(275)
Other expense, net	(2)	(10)
Loss before income taxes	(142)	(285)
Provision for income taxes	2	0
Net loss	$(144)	$(285)

Net loss per share:
Basic	$(0.01)	$(0.01)
Dilutive	$(0.01)	$(0.01)
Shares used in computing net loss per share:
Basic	21,344	20,639
Dilutive	21,344	20,639